UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

NORTH BAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54213
(Commission File Number)

83-0402389
(IRS Employer Identification No.)

2120 Bethel Road
Lansdale, Pennsylvania 19446
 (Address of principal executive offices and Zip Code)

(215) 661-1100
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information  included  in this Form 8-K may contain  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.  These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass.  The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 3.02                      Unregistered Sales of Equity Securities

On August 27, 2014, September 15, 2014, and September 18, 2014, the Registrant accepted conversion notices from GEL Properties, LLC ("GEL") to partially satisfy a $55,000 Convertible Promissory Note Agreement ("the GEL Note") dated January 31, 2014 with GEL.  An aggregate of 4,151,486 shares were issued to satisfy $19,000 of the outstanding principal and interest.  In accordance with the terms of the GEL Note the shares were issued at a price equal to 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty five (25) consecutive Trading Day period immediately preceding the date of conversion. As of the date of this report the remaining amount currently outstanding on the GEL Note, including accrued interest, is now $31,555.

On September 9, 2014, the Registrant accepted a conversion notice from Typenex Co-Investment, LLC ("Typenex") to partially satisfy a $280,000 Convertible Promissory Note Agreement ("the Typenex Note") dated October 1, 2013 with Typenex.  An aggregate of 6,663,811 shares was issued, of which 5,526,696 shares were issued to satisfy $35,979 of the outstanding principal and interest, and an additional 1,137,115 shares were issued as shares due from a previous installment.  In accordance with the terms of the Typenex Note the shares were issued at a price equal to 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty five (25) consecutive Trading Day period immediately preceding the date of conversion. As of the date of this report the remaining amount currently outstanding on the Typenex Note, including accrued interest, is now $81,982.

On September 16, 2014, the Registrant accepted a conversion notice from Union Capital LLC ("Union") to partially satisfy a $33,000 Convertible Promissory Note Agreement ("the Union Note") dated March 13, 2014 with Union.  1,220,646 shares were issued to satisfy $5,127 of the outstanding principal and interest.  In accordance with the terms of the Union Note the shares were issued at a price equal to 70% of the arithmetic average of the two (2) lowest VWAPs of the shares of Common Stock during the twenty five (25) consecutive Trading Day period immediately preceding the date of conversion. As of the date of this report the remaining amount currently outstanding on the Union Note, including accrued interest, is now $28,000.

On September 19, 2014, the Registrant accepted a conversion notice from JMJ Financial, ("JMJ") to partially satisfy a $550,000 Promissory Note ("the Note") dated July 11, 2012 with JMJ.  5,000,000 shares were issued to satisfy $17,150 of the outstanding principal and interest.  In accordance with the terms of the JMJ Note the shares were issued at prices equal to 70% of the average of the two lowest closing prices of our common stock in the 25 trading days immediately preceding the conversion notice dates.  As of the date of this report the remaining amount currently outstanding on the JMJ Note, including accrued interest, is now $99,222.

GEL, Typenex, Union, and JMJ are each an “accredited investor” as defined under Rule 501 of Regulation D.  The Company believes that these transactions are exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The above described executed Notes are attached hereto and incorporated by reference as Exhibits 10.1 through 10.4.

As of the date of this report the Registrant has 255,175,670 shares of its common stock issued and outstanding and 222,637,259 shares in the public float.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1
Twelve Month Convertible Redeemable Note with GEL Properties, LLC dated  January 31, 2014, as previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on February 3, 2014, and incorporated by this reference as an exhibit to this Form 8-K

10.2
Thirteen Month Secured Convertible Promissory Note with Typenex Co-Investment, LLC dated  October 1, 2013, as previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on October 4, 2013, and incorporated by this reference as an exhibit to this Form 8-K

10.3
Twelve Month Convertible Redeemable Note with Union Capital, LLC dated  March 13, 2014, as previously filed with the Company’s filing of Form 8-K, SEC file number 000-54213, filed on March 14, 2014, and incorporated by this reference as an exhibit to this Form 8-K

10.4
Twelve Month Convertible Promissory Note with JMJ Financial dated  July 11, 2012, as previously filed with the Company’s filing of Form 8-K, SEC file number  000-54213, filed on July 13, 2012, and incorporated by this reference as an exhibit to this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH BAY RESOURCES INC.
 (Registrant)

By: /s/ Perry Leopold
Perry Leopold
Chief Executive Officer

Dated: September 22, 2014